UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2014

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously reported, on March 20, 2014, The Mosaic Company (“Mosaic,” and Mosaic and its subsidiaries, individually or in any combination, the “Company”) entered into an unsecured term loan facility with U.S. Bank National Association, as Syndication Agent, Wells Fargo Bank, National Association, as Administrative Agent, and certain other lenders (the “Term Loan Facility”) under which, to September 19, 2014, Mosaic was permitted, on up to two occasions, on a pro rata basis, to borrow up to $370 million under Term A-1 Loans (the “Term A-1 Loans”) and up to $430 million under Term A-2 Loans (“Term A-2 Loans,” and collectively with the Term A-1 Loans, “Loans”).
On September 18, 2014, Mosaic borrowed the entire amount available under the Term Loan Facility.
Final maturity of the Term A-1 Loans is September 18, 2017 and final maturity of the Term A-2 Loans is September 18, 2019. In addition, Mosaic is required to repay 5.00% of the Term A-1 loan balance on each of September 18, 2015 and 2016 and 5.00% of the Term A-2 loan balance on each of September 18, 2015 and 2016, 7.50% on September 18, 2017, and 10.00% on September 18, 2018. Mosaic may prepay outstanding Term A-1 Loans and Term A-2 Loans at any time and from time to time, without premium or penalty. The interest rate currently applicable to outstanding Loans is LIBOR plus 1.125 percent .
Net proceeds from borrowings under the Term Loan Facility replace a portion of the cash that Mosaic used to fund its purchase on March 17, 2014 of the Florida phosphate assets and assumption of certain related liabilities of CF Industries, Inc. (“CF”), as previously reported in Mosaic’s Current Report on Form 8-K dated March 17, 2014 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 18, 2014. Under the Term Loan Facility, proceeds of borrowings may also be used for working capital, capital expenditures, dividends, share repurchases, other acquisitions and other lawful corporate purposes.
The Term Loan Facility has cross-default provisions that, in general, provide that a failure to pay principal or interest under any one item of other indebtedness in excess of $50 million or $75 million for multiple items of other indebtedness, or breach or default under such indebtedness that permits the holders thereof to accelerate the maturity thereof, will result in a cross-default.
The Term Loan Facility requires the Company to maintain certain financial ratios, including a maximum ratio of Total Debt to EBITDA (as defined) of 3.5 to 1.0, as well as a minimum Interest Coverage Ratio (as defined) of not less than 3.0 to 1.0.
The Term Loan Facility also contains other events of default and covenants that limit various matters. These provisions include limitations on indebtedness, liens, investments and acquisitions (other than capital expenditures), certain mergers, certain sales of assets and other matters customary for credit facilities of this nature.
Mosaic hereby agrees to furnish the SEC, upon request, with a copy of the Term Loan Facility, to the extent required by rules and regulations of the SEC.

Item 3.03.	Material Modification to Rights of Security Holders.
The material in Item 2.03 of this report is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: September 23, 2014	By:	/s/ Mark J. Isaacson
	Name:	Mark J. Isaacson
	Title:	Vice President, General
Counsel and Corporate Secretary